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                                                                     EXHIBIT 3.5

                               State of Delaware

                        Office of the Secretary of State
                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "HOLLYWOOD PARK FALL OPERATING COMPANY", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JANUARY, A.D. 1987, AT 2 O'CLOCK P.M.



                         ---------------------------------------------------
                         Edward J. Freel, Secretary of State

                         AUTHENTICATION:  8585968

                         DATE:                07-31-97
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                          CERTIFICATE OF INCORPORATION

                                       OF

                     HOLLYWOOD PARK FALL OPERATING COMPANY

                              A Close Corporation

     1.   The name of the corporation is Hollywood Park Fall Operating Company.

     2. The address of its registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is one hundred (100); all of such shares shall be without par value.

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     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

          Shares of stock of this corporation are to be issued and held by each and every stockholder of this corporation upon and subject to the following terms and conditions:

          All of the issued and outstanding stock of all classes shall be represented by certificates and shall be held of record by not more than thirty
(30) persons, as defined in Section 342 of the General Corporation Law; and the corporation shall make no offering of any of its stock of any class which would constitute a "public offering" within the meaning of the United States Securities Act of 1933, as it may be amended from time to time; and the consent of the directors of the corporation shall be required to approve issuance or transfer of any shares as being in compliance with the foregoing restrictions.

          No holder of shares shall sell, assign or otherwise dispose of any share or shares of stock of this corporation to any person, firm, corporation or association, nor shall the executor, administrator, trustee, assignee, or other legal representative of a deceased stockholder sell, assign, transfer or otherwise dispose of any share or shares of the stock of this corporation to any person, firm, corporation or

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association nor to any next of kin or legatees of a deceased stockholder, without first offering said share or shares of stock for sale to the corporation at a price representing the true book value thereof at the time of said offer and the corporation shall have the right to purchase the same by the payment of said purchase price at any time within thirty (30) days after receipt of written notice of said offer. In the event that the corporation does not accept the offer to sell said share or shares within thirty (30) days after receipt of the written notice of said offer, the share or shares shall next be offered for sale to the other stockholder or stockholders of said corporation at a price representing the true book value thereof at the time of said offer and such other stockholder or stockholders shall have the right to purchase the same by the payment of such purchase price at any time within thirty (30) days after receipt of written notice of said offer.

          Compliance with the foregoing terms and conditions in regard to the sale, assignment, transfer or other disposition of the shares of stock of this corporation shall be a condition precedent to the transfer of such shares of stock on the books of this corporation.


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     5.   The name and mailing address of each incorporator is as follows:

       Name                   Mailing Address
       ----                   ---------------
John M. Garrick      IVERSON, YOAKUM, PAPIANO & HATCH
                     611 West Sixth Street, Suite 1900
                     Los Angeles, California 90017

     6.   The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          To make, alter or appeal the by-laws of the corporation.

     8. Meetings of stockholders may be held within or without the state of Delaware, as the by-laws may provide. The books of the corporation may be kept outside the state of Delaware at such a place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     9. The corporation reserves the right to amend, alter, change or appeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by

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statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the general corporation law of the state of Delaware does make this certificate, hereby declaring and certifying that this is his act indeed and the facts herein stated are true, and accordingly has hereunto set his hand this 21st day of January, 1987.



                         ----------------------------------------------
                         John M. Garrick
                         of IVERSON, YOAKUM, PAPIANO & HATCH


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